                                                                    EXHIBIT 10.2


                             SECURED PROMISSORY NOTE

$500,000                                                     Irvine, California
                                                               November __, 1999


         FOR VALUE RECEIVED, the undersigned, OBJECTSHARE, INC., a Delaware corporation having a place of business at 16811 Hale Avenue, Suite A, Irvine, CA 92606 ("OBJS") promises to pay to the order of STARBASE CORPORATION ("StarBase") at the office of StarBase located at 4 Hutton Drive, Suite 800, Santa Ana, CA 92707 or at such other place as StarBase may designate in writing, the lesser of
(a) the principal sum of Five Hundred Thousand Dollars ($500,000) and (b) the aggregate outstanding unpaid principal amount of this Note as set forth on Schedule A attached hereto, together with any accrued and unpaid interest thereon, on October 31, 2000 (the "Maturity Date") unless earlier becoming due pursuant to Section A(3) hereof or as otherwise provided in this Note..

                         A. LOANS AND TERMS OF PAYMENT

1. Loans. (a) Subject to the provisions of Article B hereof and the terms and conditions hereinafter set forth, at any time prior to the Maturity Date on ten
(10) days prior written notice in the form of Exhibit 1 attached hereto (the "Borrowing Request"), OBJS may request from StarBase, and StarBase shall make to OBJS, a loan (each a "Loan"); provided, however that no Loan requested shall be greater than the Maximum Request Allotment (as defined in subparagraph (c) below) at the time of such request and further provided, however, that the aggregate principal amount of all Loans outstanding hereunder shall not exceed Five Hundred Thousand Dollars ($500,000).

(a) Each Loan made hereunder shall be evidenced by a notation thereof on Schedule A annexed hereto and incorporated herein by reference, constituting an integral part of this Note. For purposes hereof, StarBase is hereby authorized to record the date and amount of each Loan made by StarBase, and the date and amount of each payment or prepayment of principal thereof on Schedule A and any such recordation shall constitute prima facie evidence of the amount of the Loans made and outstanding hereunder.

(b) Notwithstanding compliance by OBJS with the provisions of Article B hereof, in no event shall OBJS request Loan(s) aggregating more than the amounts available during the periods indicated below (the "Maximum Request Allotment"):

         Period                             Maximum Request Allotment
         ------                             -------------------------
         During November 1999       up to $200,000
         After December 1, 1999     up to an additional $200,000, for an aggregate of $400,000
         After January 1, 2000      up to an additional $100,000, for an aggregate of $500,000

          2. Interest. (a) OBJS shall pay interest in arrears on the unpaid principal amount of this Note from time to time outstanding at a rate per annum which shall be equal to three quarters of a percent (0.75%) above the rate of interest from time to time announced by Bank of America, NA at its principal office in San Francisco, California as its prime rate (the "Prime Rate"). Interest shall accrue and shall be computed on the basis of a year of 360 days.

               (a) OBJS will pay interest, at the rate described above, monthly on the first day of each month in each year, commencing November 1, 1999, for the interest which accrued in the prior month, at the maturity of this Note (whether by acceleration, at the Maturity Date, or otherwise) and upon the making of any prepayment of the principal amount of this Note, as hereinafter provided. In addition, Borrower will pay interest on any overdue installment of principal, and, to the extent permitted by applicable law, overdue interest for the period for which overdue, on demand, at a rate equal to five percent (5%) per annum above the Prime Rate. In no event shall interest exceed the maximum legal rate permitted by law.

          3. Mandatory Prepayment.

               (a) In the event the Merger Agreement (as defined in Section B(2) hereof) is terminated prior to StarBase loaning to OBJS the full aggregate Maximum Request Allotment permitted under this Note, then the outstanding principal balance and all accrued interest due and owing under this Note at the time of such termination shall become due and payable in equal monthly installment payments, commencing on the 1st business day of the month next succeeding the date of termination, equal to the aggregate outstanding principal balance and all accrued interest thereon amortized over the number of months left until the Maturity Date. Notwithstanding anything to the contrary contained in this Note, StarBase shall not be obligated to make any further Loans to OBJS under this Note following the termination of the Merger Agreement as provided herein or therein.

               (b) In the event prior to the Maturity Date OBJS sells in accordance with the Merger Agreement substantially all of the stock or the business and assets of its European subsidiaries, ObjectShare GmbH, ObjectShare
(UK) Limited and ObjectShare AG (a "European Transaction"), then, upon receipt of the proceeds therefrom (whether in cash or in the form of a promissory note or some other instrument) the outstanding principal balance and all accrued interest due and owing under this Note at the time of such receipt shall be immediately due and payable, automatically, without any demand required. Notwithstanding anything to the contrary contained in this Note, StarBase shall not be obligated to make any further Loans to OBJS under this Note following any European Transaction.

          4. Optional Prepayment. Subject to Section A(3) hereof, OBJS shall have the right to prepay the outstanding principal amount of this Note, in whole or in part, at any time and from time to time; provided that any such prepayment of principal shall be accompanied by the payment of accrued interest on the amount of principal being paid.




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          5. Payments. If any payment of principal or interest becomes due on a day on which banks in the State of California are closed (as required or permitted by law or otherwise), such payment shall be made not later than the next succeeding business day, and such extension shall be included in computing interest in connection with such payment. All payments by OBJS of this Note on account of principal or interest hereunder shall be made in lawful money of the United States of America and in immediately available funds.

                            B. CONDITIONS TO LENDING

         The obligation of StarBase to make any Loan hereunder is subject to the following conditions precedent:

          1. Corporate Documentation. Receipt by StarBase, in form and substance satisfactory to StarBase, of (a) certified copies of the resolutions of the Board of Directors of OBJS approving the execution and delivery of this Note and performance hereunder and (b) certificates of the Secretary of OBJS certifying the names and true signatures and incumbency of the officers of OBJS authorized to sign this Note, the Borrowing Request and the other documents to be delivered by OBJS pursuant to this Note.

          2. Agreement and Plan of Merger. OBJS shall have executed and delivered the Agreement and Plan of Merger dated as of even date herewith by and among StarBase, OBJS Acquisition Corp. and OBJS (the "Merger Agreement").

          3. Consent of Silicon Valley Bank. Receipt of written consent of Silicon Valley Bank with respect to OBJS's execution and delivery of and performance under this Note, as well as to the Loans and the security interest granted to StarBase hereby.

          4. Financing Statements. Receipt of: (a) acknowledgment copies of Uniform Commercial Code Financing Statements (Forms UCC-1) duly filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of StarBase and its counsel, desirable in order to perfect the security interests created pursuant to Article F hereof and (b) copies of all effective financing statements, other than those referred to in subparagraph (a) above, which name OBJS as debtor and which are filed in the jurisdictions referred to in said subparagraph (a), together with copies of such other financing statements as may be requested by StarBase (none of which financing statements shall cover the Collateral purported to be covered by the security interest granted in Article F hereof except such financing statements which may have been previously filed by Silicon Valley Bank as the secured party).

          5. Perfected Security Interest. Receipt of evidence that all other actions necessary or, in the opinion of StarBase and its counsel, desirable to create a valid, enforceable and perfected security interest and lien in the Collateral (as defined in Section F(1) hereof) covered by this Note and, subject to any proposed factoring arrangement between OBJS and Silicon Valley Bank or an alternative provider of factoring (a "Substitute Provider"), provided StarBase has consented to the substitution of the Substitute Provider for Silicon Valley Bank, which consent shall not be unreasonably withheld, to maintain and protect the validity, perfection, enforceability and priority of the security interest created hereby have been taken. Any transfer of accounts receivable to the Silicon Valley Bank or a Substitute Provider shall be free and clear of any security interest and lien of StarBase.

          6. Representations and Warranties. The representations and warranties contained in this Note are true, complete and correct on and as of the date of each Loan as though made on and as of such date, except to the extent such representations and warranties may be affected by the occurrence of transactions permitted under this Agreement

          7. No Default. A certificate of the Chief Executive Officer, President or Chief Financial Officer of OBJS to the effect that no event has occurred and is continuing, or would result from the Loan which constitutes an Event of Default or would constitute an Event of Default except for the requirement that notice be given or time elapse or both.

          8. Officer Certificate. A certificate of the Chief Executive Officer, President or Chief Financial Officer of OBJS to the effect that all conditions herein to the obligation of StarBase to make the Loan have been satisfied; it being understood nonetheless that each borrowing by OBJS under this Note shall constitute a representation and warranty by OBJS as of the date of such borrowing that the conditions in this Article B have been satisfied.

          9. Other Actions. Such other documents and such other action as may be reasonably requested from time to time by StarBase in connection with the transactions contemplated by this Note, all on terms and in form and substance satisfactory to StarBase and its counsel.

                       C. REPRESENTATIONS AND WARRANTIES

         OBJS represents and warrants to StarBase, as follows:

          1. Organization. OBJS is a corporation, validly existing, and in good standing under the laws of the State of Delaware, has full corporate power and authority to own, lease and operate its properties and to transact the business as presently conducted by it, is duly qualified and is in good standing under the laws of each jurisdiction in which such qualification is required.

          2. Authority. OBJS has full power and authority to execute and deliver this Note, to borrow Loans hereunder and to grant to StarBase a perfected security interest in the Collateral, all of which have been duly and validly authorized by all proper and necessary action on the part of OBJS.

          3. Binding Agreement. This Note constitutes, and the Borrowing Request and each other document to be executed and delivered by OBJS pursuant hereto will constitute, the legal, valid, and binding obligation of OBJS, enforceable against OBJS in accordance with their respective terms.




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
          4. Noncontravention. Neither the execution and delivery by OBJS of this Note or such other documents to be executed and delivered by OBJS pursuant hereto, nor any borrowing by OBJS nor the granting of any security interest to StarBase contemplated hereby, nor the performance by OBJS of its obligations hereunder or thereunder, will (nor with the giving of notice or the lapse of time or both would): (a) conflict with or result in a breach of any provision of the Certificate of Incorporation or By-laws of OBJS; or (b) give rise to a default, or any right of termination, cancellation or acceleration, or otherwise be in conflict with or result in a loss of contractual benefits to OBJS or under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which OBJS is a party or by which OBJS may be bound or to which OBJS or its assets (including the Collateral) may be subject, or require any consent, approval or notice under the terms of any such document or instrument, other than the prior consent of Silicon Valley Bank as provided in Section B(3) hereof, or (c) violate any order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority which is applicable to OBJS, its assets or its business, or (d) except for the prior consent of Silicon Valley Bank, require the consent, waiver, approval, authorization, license, certificate or franchise, of or any filing by OBJS with a third party or public authority.

          5. Litigation. There are no suits or actions, or administrative, arbitration or other proceedings or governmental investigations, pending, or, to the knowledge of OBJS, threatened, against or relating to OBJS, any of its properties or assets (including the Collateral), or with respect to this Note and any other documents to be executed and delivered pursuant hereto or with the transactions contemplated hereby or thereby (a "Proceeding"), which Proceeding would have a material adverse effect on the business, results of operations, property or financial or other condition of OBJS.

          6. Financial Statements. The audited balance sheets of OBJS as at March 31, 1999 and the related audited statements of income and retained earnings and cash flows for the fiscal year then ended, and the unaudited balance sheets of OBJS as at June 30, 1999 and each of August 31, 1999 and September 30, 1999 and the related unaudited statements of income and retained earnings and cash flows for the fiscal periods then ended, certified by the Chief Financial Officer of OBJS or its accountants, copies of which have heretofore been furnished to StarBase, are complete and materially correct and present fairly the financial condition of OBJS as at such dates, and the results of its operations and changes in financial position as at and for the fiscal years and periods then ended (subject, in the case of unaudited interim financial statements, to normal recurring year-end adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP"), applied on a consistent basis throughout the periods involved (except as may otherwise be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by the Securities and Exchange Commission ("SEC")) . OBJS has no contingent obligations, liabilities or long-term commitments of the nature required to be disclosed or accrued for in said financial statements, and to the best knowledge of OBJS, there are no material unrealized or anticipated losses or any unfavorable commitments of OBJS which have not been disclosed therein. OBJS has not incurred or agreed to any indebtedness to any of its officers, directors, employees or shareholders nor has OBJS granted or agreed to grant any Lien to any such persons, except as otherwise provided in the Merger Agreement or as incurred in the ordinary course of the business of OBJS with respect to reimbursement of employee business related expenses.

          7. No Undisclosed Liabilities. Neither OBJS nor any of its subsidiaries has material liabilities or obligations of any nature whatsoever, whether accrued, absolute, contingent or otherwise, which have not been (1) set forth on the audited balance sheet of OBJS at March 31, 1999, (2) incurred in the ordinary course of business since the date of such audited balance sheet or
(3) disclosed in the form of a public filing with the SEC pursuant to the rules and regulations promulgated under the Securities and Exchange Act of 1934, as amended.

          8. Accounts Receivable. The accounts receivable, net of the allowance for doubtful accounts applicable thereto (which allowance is established on a basis consistent with GAAP) included in the unaudited balance sheet of OBJS at September 30, 1999 (a) have already been collected or are at the date hereof collectible in full over the period of usual trade terms (by use of the normal collection methods of OBJS) and (b) are not subject to any defenses, counterclaims or set-offs which would materially adversely affect such receivables representing obligations for the total dollar amount thereof shown on the books of OBJS. Subject to the allowances made for doubtful accounts (established on a basis consistent with GAAP), OBJS has performed all obligations with respect thereto which they were obligated to perform to the date hereof.

          9. Ownership of Collateral. With respect to the Collateral, OBJS has, and at the time the Collateral becomes subject to the security interest granted to StarBase pursuant to Article F hereof shall have, good record and marketable title in fee simple to, or valid leasehold interests in, all its real property and good title to all its other property, and such Collateral is and, at such time will be, free and clear of all Liens (as defined in Section E(4) hereof) whatsoever, except for the security interest granted to StarBase pursuant to this Note and the security interest and rights granted to Silicon Valley Bank under its financing arrangement with OBJS.

          10. Tax. Except as otherwise disclosed in the Merger Agreement or in the event OBJS has obtained an appropriate extension, OBJS has duly and timely filed or caused to be so filed all tax returns which are required to be filed by it and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its properties or assets, and all other taxes, fees or other charges imposed on it or any of its properties or assets by any governmental authority which are due, except for such taxes, fees or other charges which the failure to pay would not have a material adverse effect on the business, results of operations, property or financial or other condition of OBJS. No tax liens have been filed and no claims are being asserted against OBJS with respect to any such taxes, assessments, fees or other charges.

          11. Use of Proceeds. The proceeds of the loans shall be used by OBJS for working capital purposes only.





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                            D. AFFIRMATIVE COVENANTS

         Until payment in full of this Note and the payment and performance of all indebtedness, obligations and liabilities of any kind of OBJS to StarBase, OBJS shall:

          1. Monthly Financial Statements. (a) Furnish to StarBase as soon as available, but in any event within 20 days after the end of each calendar month with respect to OBJS' United States operations and within 30 days after the end of each calendar month with respect to the consolidated operations of OBJS, a copy of the unaudited consolidated balance sheets of OBJS and its subsidiaries as at the end of such month and the related unaudited consolidated statements of income and retained earnings and cash flows for such month, setting forth in each case in comparative form the figures for the prior monthly period, with such consolidated financial statements, certified by the Chief Financial Officer of OBJS.

                  (b) To the extent that the end of any quarterly or fiscal year period should occur prior to the Maturity Date, furnish to StarBase as soon as available, but in any event within 45 days after the end of the quarterly period or 90 days after the end of the fiscal year, as the case may be, a copy of the audited consolidated balance sheets of OBJS and its subsidiaries (unaudited in the case of a quarterly report) as at such quarterly or fiscal year end and the related audited (or unaudited, in the case of a quarterly report) consolidated statements of income and retained earnings and cash flows for such quarter or fiscal year, setting forth in each case in comparative form the figures for the prior quarterly or fiscal year period, with such consolidated financial statements, certified by the Chief Financial Officer of OBJS.

          2. SEC Reports Furnish to StarBase promptly after the sending or filing thereof, copies of all reports which OBJS sends to any of its security holders and copies of all reports and registration statements which OBJS files with the SEC or any national securities exchange or other organization on any of its securities are traded or quoted pursuant to the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or otherwise.

          3. Compliance Certificate. Furnish to StarBase, concurrently with the delivery of the financial statements referred to in Section D(1) hereof, a certificate of the Chief Financial Officer of OBJS, (i) stating that during such period OBJS has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Note and all other instruments and documents executed in connection herewith to be observed, performed or satisfied by it, and that no Event of Default has occurred except as specified in such certificate and (ii) showing in detail the calculations supporting the statements set forth in (i) above in respect of Sections E(1) and E(2) hereof.

          4. Accounts Receivable Certificate. Furnish to StarBase, on the 1st and 15th day of each calendar month, a schedule of OBJS's accounts receivable as at the end of such period, indicating, among other things from time to time requested by StarBase, the name of the debtor of each account receivable, the aggregate amount thereof and an aging schedule of all accounts receivable, indicating those receivables more than 30 days past due, more than 60 days past due, more than 90 days past due and more than 120 days past due and those receivables factored.

          5. Projected Financial Condition. Simultaneously with the execution and delivery hereof and updated weekly thereafter for the term of this Note, (a) furnish to StarBase statements of projected consolidated cash flows, projected cash flows and projected consolidated income for the next succeeding week and subsequent 30-day period, in the form of Schedule D(5) hereto, certified by the Chief Financial Officer of OBJS as being prepared in accordance with sound financial planning practice and based on OBJS's best good faith estimates, information and assumptions at the time (the "OBJS Projections"), and (b) consult with StarBase as to the status of OBJS' accounts payable.

          6. Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it, and preserve, renew and keep in full force and effect its corporate existence, rights, privileges and franchises in good standing in the jurisdiction of incorporation and qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its businesses and operations or the ownership of its properties and assets.

          7. Inspection of Property; Books and Records. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and in compliance with all applicable laws shall be made of all dealings and transactions in relation to its business and activities, and permit representatives of StarBase to visit and inspect any of OBJS's properties and assets and examine and make abstracts from or copy any of OBJS's books and records, and to discuss the business, operations, properties, assets and financial and other condition of OBJS with officers and employees of OBJS and with OBJS's accountants and other representatives.

          8. Notices. Promptly give notice to StarBase: (a) of the occurrence of any Event of Default; (b) of any (i) default or event of default under any material agreement, instrument or undertaking to which OBJS is a party or by which it or its properties and assets (including the Collateral) are bound or
(ii) litigation or investigation of which OBJS has knowledge, or proceeding which may exist, at any time between OBJS and any court, administrative agency or body or arbitrator; (c) of the commencement of all actions, proceedings and investigations to which OBJS is a party where the amount involved shall exceed $25,000 in any single instance or in the aggregate, or in which injunctive or similar relief is sought, by or before any governmental agency or body, in any court or before any arbitrator against or in any way relating to OBJS or any of its properties or assets (including the Collateral); and (d) of a material adverse change in the business, results of operations, property or financial or other condition of OBJS. Each notice pursuant to this Section D(9) shall be accompanied by a statement of the Chief Executive Officer, President or Chief Financial Officer of OBJS setting forth all details of the occurrence referred to therein and stating what action OBJS proposes to take with respect thereto.

          9. Payment of Debts, Taxes, Etc. Pay, discharge and perform all debts and obligations relating to taxes, assessments, governmental charges and levies imposed upon OBJS and any of its properties and assets promptly and in accordance with the terms thereof before the same shall become in default or become a Lien or charge upon the properties or assets of OBJS (including the Collateral) except as otherwise contemplated by this Note.

                             E. NEGATIVE COVENANTS

         Until payment in full of this Note and the payment and performance of all indebtedness, obligations and liabilities of any kind by OBJS to StarBase, except as otherwise expressly consented to or approved in writing by StarBase, OBJS will not:

          1. Quick Ratio. Permit the ratio of Quick Assets to Current Liabilities to be less than 0.48 (the "Quick Ratio"). For purposes hereof, "Quick Assets" shall mean, as of the date of determination thereof, the cash, cash equivalents, accounts receivable, royalties and any bank refund account established pursuant to any factoring arrangement between OBJS and Silicon Valley Bank or a Substitute Provider, all as classified as such in OBJS' consolidated financial statements in accordance with GAAP consistently applied, and "Current Liabilities" shall mean, as of the date of determination thereof, the accounts payable, accrued expenses and indebtedness for money borrowed from Silicon Valley Bank, a Substitute Provider and StarBase, all as classified as such on OBJS' consolidated balance sheet in accordance with GAAP consistently applied.

          2. Cash Flow. Permit the ending cash balance for any week during the term of this Note to deviate more than a negative $75,000 from the projected ending cash balance from OBJS' operations for such week, as set forth in the latest set of OBJS Projections delivered to StarBase in accordance with Section D(5).

          3. Indebtedness. Create, incur, assume or suffer to exist any indebtedness for borrowed money of any kind except as evidenced by this Note and any factoring arrangement with Silicon Valley Bank or a Substitute Provider in an amount not to exceed $475,000 at any time in funds provided for outstanding accounts receivable.

          4. Limitation on Liens. Create, incur, assume or suffer to exist, any mortgage, pledge, hypothecation, assignment for security purposes, deposit arrangements, encumbrances, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (a "Lien") upon any of the properties, assets or revenues, whether now owned or hereafter acquired, of OBJS except Liens held by StarBase, Silicon Valley Bank and any Substitute Provider in respect of the Collateral.

          5. Capital Expenditures. Directly or indirectly (by way of the acquisition of the securities of any person or entity, leases entered into which under GAAP are required to be capitalized, or otherwise) make or commit to make any expenditure in respect of the purchase or other acquisition of fixed or capital assets, except as might by required contractually under any consulting or training agreement to which OBJS is a party.

          6. Prohibition of Fundamental Changes. Except for any European Transaction, (a) enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business or assets, or acquire by purchase or otherwise all or substantially all the business or assets of, or stock or other evidences of beneficial ownership of, any person or entity or make any change in the present method of conducting business by OBJS or (b) sell, lease, assign, transfer or otherwise dispose of any of its assets, whether now owned or hereafter acquired, including, without limitation, the Collateral, other than in the ordinary course of business.

          7. Loan, Advances, Investments. Except for investment in government securities and advances to employees not to exceed $ 10,000 made in the ordinary course of business with respect to travel and related business expenses, make any loan, advance or capital contribution or extend any credit to any person or entity, or make any commitment to purchase or otherwise acquire, hold or invest in any stock, bond, debenture, note or other security or obligation of any person or entity.

          8. Prepayment of Indebtedness. Prepay, acquire prior to stated maturity or modify the terms of any indebtedness, obligation or liability of any kind (including any such indebtedness or an obligation in the nature of a lease) other than prepayment of indebtedness evidenced by this Note (to the extent permitted herein) or under any factoring arrangement with Silicon Valley Bank or a Substitute Provider.

          9. Transactions with Affiliates. Enter into any transaction (including, without limitation, the lease, purchase, sale or exchange of any asset or property, the making of any advance or loan or the entering into of any agreement or arrangement for any payment in respect of any fee, charge or other expense for services performed or to be performed or any allocation of administrative salaries, expenses and other general overhead), directly or indirectly, with any affiliate other than in the ordinary course and pursuant to the reasonable requirements of the business of OBJS and upon fair and reasonable terms and provisions no less favorable to OBJS than it could have obtained in a comparable arm's-length transaction with a person who is not an affiliate of OBJS.

          10. No Material Adverse Change. Since the date of this Note, there shall not have been any material adverse change in the business, results of operations, property or financial or other condition of OBJS.

                              F. SECURITY INTEREST

          1. Grant/Collateral. In order to induce StarBase to make the Loans evidenced by this Note, and as security for the repayment in full of all amounts owing under this Note with respect to the Loans, all interest, fees, charges, premiums and penalties due and owing under this Note and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) which StarBase may incur in enforcing this Note and/or to protect, perfect or enforce its rights as a secured party under the Uniform Commercial Code (collectively, the "Liabilities"), OBJS hereby assigns, pledges and grants to StarBase a perfected, continuing lien and security interest in all of OBJS's right, title and interest in personal property, whether now existing or hereafter acquired, including, without limitation, the following:

          (i) Tangible Personal Property. All goods, machinery, equipment, inventory and all other tangible personal property of any nature whatsoever, wherever located;


          (ii) Rights to Payment of Money. All rights of OBJS to receive the payment of money, including, without limitation, accounts and receivables, rights to receive the payment of money under contracts, franchises, licenses, permits, subscriptions or other agreements (whether or not earned by performance);

          (iii) Intangibles. All (A) contracts, franchises, licenses, permits, subscriptions and other agreements and all rights thereunder; (B) rights granted by others which permit OBJS to sell or market items of personal property; (C) United States and foreign common law and statutory copyrights and rights in literary property and rights and licenses thereunder; (D) United States and foreign trade names, trademarks, service marks, Internet domain names, registrations of any of the foregoing and all related goodwill; (E) United States and foreign patents and patent applications; (F) owned computer software, designs, models, know-how, trade secrets, rights in proprietary information, formulas, customer lists, backlog, orders, subscriptions, royalties, catalogues, sales material, documents, all related goodwill, inventions and processes; (G) judgments, causes in action and claims, whether or not inchoate; and
                    (H) all other general intangibles and intangible property and rights thereunder;

          (iv) Chattel Paper, Instruments, etc. All chattel paper, non-negotiable instruments, negotiable instruments, documents and investment property;

          (v) Leases. All leases of personal property, whether OBJS is the lessor the lessee thereunder;

          (vi) Deposit Accounts. All general or special deposit accounts, including any demand, time, savings, passbook or similar account maintained by OBJS with any bank, trust company, savings and loan association, credit union or similar organization, and all money, cash and cash equivalents of OBJS, whether or not deposited in any such deposit account;

          (vii) Collateral. All collateral granted by third parties to, or held by, OBJS;

          (viii) Books and Records. All of OBJS's books and records, including, without limitation, books of account and ledgers of every kind and nature, and electronically recorded data;

          (ix) Insurance. All rights of OBJS under insurance policies, whether or not owned by OBJS;

          (x) All Other Property. All other property, assets and items of value of every kind and nature, tangible or intangible, absolute or contingent, legal or equitable; and

          (xi) Proceeds and Products. All proceeds, including, without limitation, insurance proceeds, of any of the foregoing.

All of the items of personal property set forth in this Section F(1)(i) - (xi) are herein collectively called the "Collateral".

          2. Perfected Security Interest. (a) StarBase may, in its discretion, file one or more financing statements (with or, to the extent permitted by law, without the signature of OBJS, as debtor) under the Uniform Commercial Code naming OBJS as debtor and StarBase as secured party and indicating therein the types or describing the items of Collateral. OBJS shall execute, file and record any notices, affidavits or other documents and take all such other actions as StarBase may deem appropriate to protect or perfect its security interest in the Collateral or to otherwise accomplish the purposes of this Article F. OBJS hereby agrees to pay on demand, and/or authorizes StarBase to charge its account with the cost of, any and all filing, recording and other fees and expenses which StarBase deems appropriate in order to protect or perfect its security interest in the Collateral or to otherwise accomplish the purposes of this Note, including, without limitation, the cost of all searches of public records as StarBase in its sole discretion shall require. OBJS will promptly notify StarBase of the imposition at any time of any Lien upon any of the Collateral. The security interest granted hereby shall be subordinated to any security interest with respect to the Collateral granted to Silicon Valley Bank or a Substitute Provider under its respective financing arrangement with OBJS. StarBase shall execute a subordination agreement to effectuate such subordination if requested by Silicon Valley Bank or the Substitute Provider.

               (b) Notwithstanding the foregoing, OBJS represents, warrants and covenants that all of the Collateral now existing or hereafter arising or acquired is and will be owned by OBJS free and clear of all security interests, liens and encumbrances of any kind, except for the security interest herein granted to StarBase, a prior, first security interest granted to Silicon Valley Bank and any security interest granted to a Substitute Provider. OBJS shall defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein adverse to StarBase.

               (c) Notwithstanding the foregoing, StarBase shall have no obligation to comply with any recording, re-recording, filing, re-filing, or other legal requirements necessary to establish or maintain the validity, priority or enforceability of, or StarBase's right in or to, the Collateral or any part thereof.

          3. Disposition of Collateral. Until the occurrence of an Event of Default or notice from StarBase terminating or limiting the right of OBJS to do so, or, in the case of the collection, compromise, or adjustment of accounts receivable, until StarBase takes any action pursuant to this Article F, OBJS may collect, compromise and adjust accounts receivable constituting a part of the Collateral, all on such terms as OBJS may in good faith deem advisable in the ordinary course of its regular business, and may retain all sums so collected.

          4. Preservation of Collateral. Until payment and performance in full of all of the Liabilities and termination of this Note, StarBase's interests in the Collateral shall continue in full force and effect. During such period OBJS shall not, without StarBase's prior written consent, pledge, sell, assign, transfer, create or suffer to exist a Lien upon, or encumber or allow or suffer to be encumbered in any way, except for the security interest previously granted to Silicon Valley Bank and any future security interest granted to a Substitute Provider, any part of the Collateral.

          5. Further Assurances. OBJS agrees to take all actions and to execute all documents and instruments (including, without limitation, financing statements and instruments of assignment) as StarBase may request in order to perfect, protect and enforce the security interest of StarBase in and to the Collateral.

                              G. EVENTS OF DEFAULT

          1. Event of Default. The occurrence (and continuation) of any of the following events shall constitute an "Event of Default":

               (a) OBJS shall fail to make any payment of principal or interest on this Note in the manner or at the time provided for in this Note, which failure to pay is not cured within ten (10) days of written notice thereof.

               (b) OBJS shall default in the performance or observance of any non-financial covenant or agreement contained herein and such default is not cured within thirty (30) days after written notice thereof;

               (c) OBJS shall default in the performance or observance of any financial covenant or materially default on any agreement contained herein and such default is not cured within fifteen (15) days after written notice thereof;

               (d) any representation or warranty made by or on behalf of OBJS in this Note shall at any time prove to have been incorrect when made in any material respect;

               (e) OBJS shall default in the payment of principal or interest on any indebtedness for borrowed money (including, without limitation, any factoring arrangement with Silicon Valley Bank or a Substitute Provider) or shall default in the performance or observance of the terms of any instrument pursuant to which such indebtedness was created or is secured, the effect of which default is to cause or permit any holder of any such indebtedness to cause the same to become due prior to its stated maturity; provided, however, that no such default shall be deemed an Event of Default hereunder in the event that such default is waived by the holder thereof;

               (f) any judgment against OBJS or any attachment, levy or execution against any of its properties for any amount shall remain unpaid, or shall not be released, discharged, dismissed, stayed or fully bonded for a period of thirty (30) days or more after its entry, issue or levy, as the case may be;

               (g) OBJS shall make an assignment for the benefit of creditors, or a trustee, receiver or liquidator shall be appointed for OBJS or for any substantial portion of its assets or property, or

               (h) the commencement of any proceedings by OBJS under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt, receivership, liquidation or dissolution law or statute, or the commencement of any such proceedings without the consent of OBJS and such proceedings shall continue undischarged for a period of sixty (60) days;

               (i) OBJS shall fail to pay any indebtedness or any interest, fees, charges or premiums thereon, when due (whether by scheduled maturity, prepayment, acceleration, demand or otherwise) or any other default under any agreement or instrument relating to any such indebtedness, or any event shall occur if the effect of such failure, default or event is to accelerate, or to permit the acceleration of, the maturity of such indebtedness, or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; and

               (j) any proceeding shall be instituted by or against OBJS seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, dissolution, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts, or relief similar to any of the foregoing, under any statute, law or regulation, now and from time to time hereafter in effect, relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any part of its property.

          2. Remedies. Upon the occurrence of an Event of Default, StarBase may:
(a) declare this Note, all interest thereon and all other amounts and Liabilities payable under this Note to be forthwith due and payable. whereupon this Note, all such interest and all such amounts and Liabilities shall become and be forthwith due and payable, without presentment, demand, protest, notice of protest, or other notice of any kind, all of which are hereby expressly waived by OBJS; (b) in its discretion, take possession of the Collateral and, for that purpose, may enter, with the assistance of any persons, any premises where the Collateral or any part thereof may be located, and retain possession of the Collateral at such premises or remove the same therefrom; and (c) in addition to and notwithstanding any other rights granted by law or herein (or any limitations contained herein on any such rights), StarBase shall have the rights and remedies with respect to the Security of a secured party under the Uniform Commercial Code as in effect from time to time in the State of California with respect to the Collateral. OBJS agrees that any action taken by StarBase in accordance with this paragraph shall be deemed to be commercially reasonable.

                                H. MISCELLANEOUS

          1. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its rules or principles of conflicts of laws. This Note shall not be interpreted or construed with any presumption against StarBase by virtue of StarBase having caused this Note to be drafted.

          2. No Waiver. No failure or delay on the part of StarBase in exercising any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such rights, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder. The rights and remedies provided herein are cumulative, and are not exclusive of any other rights, powers, privileges, or remedies, now or hereafter existing, at law or in equity or otherwise.

          3. Costs And Expenses. OBJS shall pay to StarBase all costs and expenses incurred and sums paid by StarBase (including without limitation attorneys' fees, insurance premiums and sales commissions) in connection with enforcing this Note and any of the rights of StarBase in and to the Collateral.

          4. Amendments. No amendment, modification, or waiver of any provision of this Note nor consent to any departure by OBJS therefrom shall be effective unless the same shall be in writing and signed by StarBase and OBJS and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          5. Successors And Assigns. This Note shall be binding upon OBJS and its successors and permitted assigns and the terms hereof shall inure to the benefit of StarBase and its successors and assigns (including subsequent holders hereof).

          6. Severability. The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this
Note in any jurisdiction.

          7. Entire Agreement. This Note, together with Schedule A annexed hereto, sets forth the entire agreement of OBJS and StarBase with respect to the subject matter of this Note and it supersedes all prior agreements with respect to such subject matter, all of which are merged herein.

          8. Jurisdiction; Service Of Process. OBJS agrees that in any action, suit or proceeding on or in connection with this Note and/or any of the Loans
(i) shall be brought in the courts located in the State of California, Orange County or (in a case involving diversity of citizenship) the federal court situated thereat, which Courts shall have exclusive jurisdiction of any such action, suit or proceeding, (ii) service of any summons and complaint or other process in any such action, suit or proceeding may be made by StarBase upon OBJS by registered or certified mail directed to OBJS, OBJS hereby waiving personal service thereof, and (iii) within thirty (30) days after such mailing, OBJS shall appear or answer to any summons and complaint or other process, and should OBJS fail to appear to answer within said thirty (30) day period, it shall be deemed in default and judgment may be entered by StarBase against OBJS for the amount as demanded in any summons or complaint or other process so served.

          9. WAIVER OF THE RIGHT TO TRIAL BY JURY. OBJS AND, BY ITS ACCEPTANCE HEREOF, STARBASE HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, CLAIM, COUNTERCLAIM OR OTHER PROCEEDING, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, IN ANY MANNER CONNECTED WITH THIS NOTE OR ANY TRANSACTIONS HEREUNDER.

          10. Notices. All notices, demands and other communications hereunder shall be in writing, and shall be delivered in person, by first class registered mail return receipt requested (postage prepaid) or by facsimile transmission duly addressed to the parties at their respective addresses and/or facsimile numbers first set forth herein. Copies of any notice hereunder shall also be sent to the parties' respective legal counsel, as follows: (a) with respect to StarBase, Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York 10036-8735 (Attn: Martin Weisberg, Esq.), facsimile No.: (212) 704-6288 and (b) with respect to OBJS, Paul, Hastings, Janofsky & Walker LLP, 695 Town Center Drive, Costa Mesa, CA 92626 (Attn: William J. Simpson, Esq.), facsimile No.: (714) 979-1921. Any party may specify a different address or facsimile number for such purpose by a notice of change of address or facsimile number given to the other parties in the manner specified by this Section 10. Any notice hereunder shall be effective on the day delivered, if delivered in person, on the day received, if sent by mail (as aforesaid), and on the day sent, if sent by facsimile transmission prior to 5:00 p.m. (Pacific time) on a business day and if a written confirmation of receipt is obtained or otherwise received.

          11. Headings. The headings herein are for convenience only and shall not limit or define the meaning of the provisions of this Note.

                                        OBJECTSHARE, INC.


                                        By:________________________________
                                           Name:
                                           Title:


                          SCHEDULE A TO PROMISSORY NOTE



Borrower: ObjectShare, Inc.

Date of  Note: November __, 1999


--------------------- -------------------- -------------------- ---------------------- -------------------------
                                                 AMOUNT           UNPAID PRINCIPAL               NAME OF
                           PRINCIPAL               OF                  BALANCE                    PERSON
                            AMOUNT          PRINCIPAL REPAID           OF NOTE               MAKING NOTATION
        DATE                OF LOAN
--------------------- -------------------- -------------------- ---------------------- -------------------------


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

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


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